Exhibit 99.1

Resources Connection, Inc. Reports First Quarter Results for Fiscal 2020

First Quarter Fiscal 2020 Highlights:

  Revenue $172.2 million, down 3.6% from prior year quarter
  Gross margin percentage of 39.2%, an improvement of 100 basis points from prior year quarter
  SG&A as a percent of revenue up 150 basis points from prior year quarter due to $2.3 million of one-time expenses
  Diluted earnings per common share of $0.15 compared to $0.18 in prior year quarter
  Net income of $4.9 million compared to $5.7 million in prior year quarter
  Adjusted EBITDA of $11.9 million compared to $13.2 million in prior year quarter
  Cash dividends declared of $0.14 per share

IRVINE, Calif.--(BUSINESS WIRE)--October 2, 2019--Resources Connection, Inc. (Nasdaq: RECN), a multinational business consulting firm, operating as Resources Global Professionals (the “Company” or “RGP”), today announced its financial results for the first quarter ended August 24, 2019.

Management Commentary

“We engaged in decisive actions this quarter to improve our financial performance over the mid and longer term – including an important acquisition, a divestiture and an office closure,” said Kate W. Duchene, chief executive officer. “We are very pleased to have completed these strategic moves in Q1 of FY20 and continue to progress with our transformation efforts. At the same time, we are disappointed by our revenue results this quarter, and although the decline was modest, we have specific plans to build momentum in the second quarter and are encouraged by the strengthening pipeline.”

RESOURCES CONNECTION, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
(Amounts in thousands, except percentages and per share amounts)

	Three Months Ended
	August 24,	May 25,	August 25,
	2019	2019	2018
As reported (GAAP)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
North America	$140,376	$146,988	$146,171
Asia Pacific	13,086	13,559	11,703
Europe	18,763	21,597	20,684
Total revenue	$172,225	$182,144	$178,558

Gross margin	$67,503	$72,956	$68,151
Selling, general and administrative expenses	$56,978	$56,890	$56,366
Income before provision for income taxes	$7,580	$13,411	$9,235
Net income	$4,939	$9,369	$5,741

Effective tax rate	35%	30%	38%

Diluted EPS	$0.15	$0.29	$0.18
Cash dividends:
Per common share	$0.14	$0.13	$0.13
Total cash dividends paid	$4,106	$4,147	$3,792

		Three Months Ended
		August 24,	August 25,
		2019 (1)	2018 (1)

As adjusted (non-GAAP)		(Unaudited)
Constant currency revenue
North America		$140,379	$146,171
Asia Pacific		13,228	11,703
Europe		19,545	20,684
Total constant currency revenue		$173,152	$178,558

Cash tax rate		30%	32%
Adjusted net income		$5,315	$6,289
Adjusted diluted EPS		$0.16	$0.20
Adjusted EBITDA		$11,909	$13,243
______

(1) Revenue for the three months ended August 24, 2019 is measured on a constant currency basis while the comparable revenue for the three months ended August 25, 2018 is measured under GAAP. Constant currency revenue amounts represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.

First Quarter Fiscal 2020

Revenue for the first quarter of fiscal year 2020 decreased 3.6% and 5.4% from the first and fourth quarters of fiscal year 2019, respectively. On a constant currency basis, revenue decreased 3.0% and 5.3% from the first and fourth quarters of fiscal year 2019, respectively. Compared to the prior year first quarter, the decrease in revenue in the first quarter of fiscal 2020 reflects the impact of reduced client demand in the Nordics as well as the wind-down of technical accounting implementation projects. Revenue decreased sequentially as the first quarter of fiscal year 2020 included the Memorial Day and July 4th holidays in the U.S. (there were no paid holidays in the fourth quarter of fiscal 2019) and summer holiday breaks taken by our consultants.

Gross margin for the first quarter was 39.2%, increasing 100 basis points from the first quarter of fiscal year 2019, and decreasing 90 basis points sequentially. The year-over-year increase is related primarily to an improved bill/pay ratio, driven by the impact of internal initiatives to improve pricing and a decrease in pay rate. The sequential quarter decrease is primarily due to an increase in holiday pay for consultants for the Memorial Day and July 4th holidays in the U.S. (there were no paid holidays in the fourth quarter of fiscal 2019) while the bill/pay ratio remained the same between the two quarters.

SG&A was 33.1% of revenue for the first quarter of fiscal 2020 compared to 31.6% and 31.2% of revenue in the first and fourth quarters of fiscal year 2019, respectively. The year-over-year percentage increase relates to higher payroll and benefits costs due to an increase in headcount to support anticipated revenue growth, an increase in retention bonus, an increase in costs resulting from exit activities in our European operations, and an increase in costs from the Veracity acquisition, partially offset by a decrease in transformation and system implementation costs, and lower incentive and bonus compensation due to lower revenue. The sequential increase also relates to the same factors noted above.

For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with unexercised expiring stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.

The Company’s Board of Directors approved a $0.14 per share dividend to shareholders in the first quarter for $4.5 million (paid on September 19, 2019), compared to a $0.13 per share dividend for $4.1 million in the prior year first quarter. The Company did not buy back any of its common shares during the first quarter of fiscal 2020. As of August 24, 2019, approximately $90.1 million remained available for future common stock purchases.

Conference Call Information

RGP will hold a conference call for analysts and investors at 5:00 p.m. ET today, October 2, 2019. This conference call will be available for listening via a webcast on the Company’s website: http://www.rgp.com. An audio replay of the conference call will be available through October 9, 2019 at 855-859-2056. The conference ID number for the replay is 1397937. The call will also be archived on the RGP website for 30 days.

About RGP

RGP is a global consulting firm that enables rapid business outcomes by bringing together the right people to create transformative change. As a human capital partner for our clients, we specialize in solving today’s most pressing business problems across the enterprise in the areas of Business Strategy & Transformation, Finance & Accounting, Risk & Compliance and Technology & Digital Innovation. Our engagements are designed to leverage human connection and collaboration to deliver practical solutions and more impactful results that power our clients, consultants and partners’ success.

RGP was founded in 1996 to help finance executives with operational needs and special projects created by workforce gaps. Our first-to-market, agile human capital model disrupted the professional services industry at a time when traditional talent models prevailed. Today’s new ecosystem for work embraces our founding principle – quickly align the right resource for the work at hand with a premium placed on value, efficiency and ease of use.

Our pioneering approach to workforce strategy uniquely positions us to support our clients on their transformation journeys. With more than 3,800 professionals, we annually engage with over 2,400 clients around the world from more than 70 practice offices. We are their partner in delivering on the future of work. Headquartered in Irvine, California, RGP is proud to have served 86 of the Fortune 100.

The Company is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. To learn more about RGP, visit: http://www.rgp.com. (RECN-F)

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include statements regarding our expectations for growth and our new business pipeline. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include our ability to successfully execute on our strategic initiatives, our ability to compete effectively in the highly competitive professional services market and to secure new projects from clients, our ability to successfully integrate any acquired companies, seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K for the year ended May 25, 2019 and our other public filings made with the Securities and Exchange Commission (File No. 000-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

Use of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The following are the Company’s non-GAAP measures:

  Constant currency revenue amounts represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period.
  Adjusted EBITDA is calculated as net income before amortization of intangible assets, depreciation expense, interest and income taxes plus stock-based compensation expense and plus or minus contingent consideration adjustments.
  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
  Cash tax rate excludes the non-cash tax impact of stock-based compensation expense, non-cash tax benefits related to the Tax Cuts and Jobs Act in the U.S., and non-cash impact of valuation allowances on international deferred tax assets.
  Adjusted provision for income taxes, adjusted net income and adjusted diluted earnings per common share were calculated based on the Company's cash tax rates, which exclude the non-cash tax impact of stock-based compensation expense, non-cash tax benefits related to the Tax Cuts and Jobs Act, and non-cash tax impact of valuation allowances on international deferred tax assets.

We believe that constant currency revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted provision for income taxes, Adjusted net income, and Adjusted diluted earnings per common share, which are used by management to assess the core performance of our Company, also provide useful information to our investors because they are alternative financial measures that investors can also use to assess the core performance of our Company and compare it to the Company’s peers. Constant currency revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per common share are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures, as well as the Adjusted provision for income taxes and cash tax rate should be considered in addition to, and not as a substitute for, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	August 24,	August 25,
	2019	2018

	(Unaudited)
Revenue	$172,225	$178,558
Direct cost of services	104,722	110,407
Gross margin	67,503	68,151
Selling, general and administrative expenses	56,978	56,366
Operating income before amortization and depreciation	10,525	11,785
Amortization of intangible assets	1,094	955
Depreciation expense	1,369	1,069
Operating income	8,062	9,761
Interest expense	482	526
Income before provision for income taxes	7,580	9,235
Provision for income taxes	2,641	3,494
Net income	$4,939	$5,741
Net income per common share:
Basic	$0.16	$0.18
Diluted	$0.15	$0.18
Weighted average common shares outstanding:
Basic	31,788	31,742
Diluted	32,267	32,468
Cash dividends declared per common share	$0.14	$0.13

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts and percentages)

Adjusted EBITDA
	Three Months Ended
	August 24,	August 25,
	2019	2018

	(Unaudited)

Net income	$4,939	$5,741
Adjustments:
Amortization of intangible assets	1,094	955
Depreciation expense	1,369	1,069
Interest expense	482	526
Provision for income taxes	2,641	3,494
Stock-based compensation expense	1,515	1,361
Contingent consideration adjustment	(131)	97
Adjusted EBITDA	$11,909	$13,243
Revenue	$172,225	$178,558
Adjusted EBITDA Margin	6.9%	7.4%

Adjusted Provision for Income Taxes, Annual Cash Tax Rate, Adjusted Net Income and Adjusted Earnings Per Common Share

	Three Months Ended
	August 24,	August 25,
	2019	2018

	(Unaudited)

Provision for income taxes	$2,641	$3,494
Effect of non-cash tax items:
Stock-based compensation expense	(43)	(361)
Valuation allowance on international deferred tax assets	(333)	(184)
Other non-cash tax items	-	(3)
Adjusted provision for income taxes	$2,265	$2,946

Effective tax rate	35%	38%
Total effect of non-cash tax items on effective tax rate	(5% )	(6% )
Annual cash tax rate	30%	32%

Net income	$4,939	$5,741
Total effect of non-cash tax items on net income	376	548
Adjusted net income	$5,315	$6,289

Diluted earnings per common share	$0.15	$0.18
Effect of non-cash tax items on diluted earnings per common share	0.01	0.02
Adjusted diluted earnings per common share	$0.16	$0.20

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(Amounts in thousands, except consultant headcount and average rates)

	August 24,	May 25,
SELECTED BALANCE SHEET INFORMATION:	2019	2019

	(Unaudited)

Cash and cash equivalents	$45,723	$43,045
Accounts receivable, less allowances	$129,569	$133,304
Total assets	$496,611	$428,370
Current liabilities	$89,025	$91,416
Total stockholders’ equity	$288,431	$282,396

	Three Months Ended
	August 24,	August 25,
SELECTED CASH FLOW INFORMATION:	2019	2018

	(Unaudited)

Cash flow -- operating activities	$(3,038)	$(16,601)
Cash flow -- investing activities	$(24,822)	$(1,073)
Cash flow -- financing activities	$30,744	$(11,667)

	August 24,	May 25,
SELECTED OTHER INFORMATION:	2019	2019
Consultant headcount, end of period	3,120	2,965
Average bill rate, first quarter	$122	$124
Average pay rate, first quarter	$61	$62
Average bill rate (constant currency-Q1 19), first quarter	$122	--
Average pay rate (constant currency-Q1 19), first quarter	$61	--
Common shares outstanding, end of period	31,970	31,588

Contacts

Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com

Analyst Contact:
Jennifer Ryu, Interim Chief Financial Officer
(US+) 1-714-430-6500
jennifer.ryu@rgp.com